UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2007, WMS Industries Inc. received a letter from Robert H. Brust indicating that he is resigning from the Company’s Board of Directors, effective March 15, 2007. Mr. Brust cited personal reasons for his decision, including the desire to spend more time with his family. A copy of Mr. Brust’s resignation letter is filed as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Brust will not participate in the Company’s director emeritus program. Mr. Brust joined the Board of Directors in December 2006.

The Board of Directors of WMS Industries will now comprise eight members. Effective with Mr. Brust’s resignation, the Board of Directors elected Mr. Edward Rabin to serve on the Audit and Ethics Committee of the Board and modified the membership of the Compensation Committee of the Board. These committees will now consist of the following members:

Audit and Ethics Committee
Harold H. Bach, Jr. (Chairman)
Edward W. Rabin, Jr.
William J. Vareschi, Jr.

Compensation Committee
Edward W. Rabin, Jr. (Chairman)
Harvey Reich

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits  Description

99.1  Letter dated March 13, 2007 from Robert H. Brust to Louis Nicastro.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       WMS Industries Inc.

       /s/ Kathleen J. McJohn
       Name: Kathleen J. McJohn
       Title: Vice President, General Counsel and Secretary

Date: March 16, 2007